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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
USDATA Corporation:

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-65505 and 333-82927) of USDATA Corporation of our report dated February 12, 2000, relating to the consolidated balance sheet of USDATA Corporation and subsidiaries as of December 31, 1999, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for the year then ended, and the related financial statement schedule, which report appears in the December 31, 1999 annual report on Form 10-K of USDATA Corporation.



                                    KPMG LLP

Dallas, Texas
March 28, 2000